Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 dated May 11, 1987 pertaining to the Spectrum
Control, Inc. Non-Qualified Stock Option Plan of 1987, the Registration Statement on Form S-8 dated January 22, 1996 pertaining to the Spectrum Control, Inc. Stock Option Plan of 1995,
and the Registration Statement on Form S-8 dated July 16, 1996 pertaining to the Spectrum Control, Inc. 1996 Non-Employee Directors' Stock Option Plan, of our report dated January 9, 1997, with respect to the consolidated financial statements and schedule included in this Form 10-K of Spectrum Control, Inc.


ERNST & YOUNG LLP

Erie, Pennsylvania
February 14, 1997